As filed with the Securities and Exchange Commission on February 11, 2008

Registration No. 333-134615

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Seagate Technology

(Exact name of co-registrant guarantor as specified in charter)

Maxtor Corporation

(Exact name of co-registrant issuer as specified in charter)

Cayman Islands	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

98-0355609	77-0123732
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

Seagate Technology P.O. Box 309GT, Ugland House, South Church Street George Town, Grand Cayman, Cayman Islands (345) 949-8066	Maxtor Corporation 500 McCarthy Boulevard Milpitas, California 95035 (408) 894-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

818 West Seventh Street, Suite 200

Los Angeles, California 90017

(800) 888-9207

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Kenneth M. Massaroni	William H. Hinman, Jr., Esq.
Seagate Technology	Simpson Thacher & Bartlett LLP
920 Disc Drive	2550 Hanover Street
P. O. Box 66360	Palo Alto, California 94304
Scotts Valley, California 95067	(650) 251-5000
(831) 438-6550

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

On May 31, 2006, Seagate Technology and Maxtor Corporation filed the Registration Statement on Form S-3, SEC File No. 333-134615 (the “Registration Statement”), which became effective immediately upon filing. The offering contemplated by the Registration Statement has terminated because the registrant has determined to no longer maintain the effectiveness of the Registration Statement. Accordingly, the registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the 2.375% Convertible Senior Notes due 2012 of Maxtor Corporation, the Senior Guarantees of such notes by Seagate Technology and the Common Shares issuable upon conversion of such notes that are remaining unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Seagate Technology certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on February 11, 2008.

SEAGATE TECHNOLOGY

By:	*
Name:	William D. Watkins
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of Seagate Technology and in the capacities indicated on February 11, 2008.

Signature	Title	Date

* William D. Watkins	Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2008

/S/ CHARLES C. POPE Charles C. Pope	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 11, 2008

/S/ PATRICK J. O’MALLEY Patrick J. O’Malley	Senior Vice President, Corporate Finance and Treasurer (Principal Accounting Officer)	February 11, 2008

* Stephen J. Luczo	Chairman of the Board of Directors	February 11, 2008

* Frank J. Biondi, Jr.	Director	February 11, 2008

William W. Bradley	Director

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Signature	Title	Date

Donald E. Kiernan	Director

* David F. Marquardt	Director	February 11, 2008

* Lydia Marshall	Director	February 11, 2008

* C.S. Park	Director	February 11, 2008

* Gregorio Reyes	Director	February 11, 2008

* John W. Thompson	Director	February 11, 2008

* William D. Watkins, on behalf of Seagate (US) Holdings, Inc.	Seagate (US) Holdings, Inc. (Authorized U.S. Representative)	February 11, 2008

* By:	/S/ CHARLES C. POPE
Charles C. Pope Attorney-in-Fact

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Maxtor Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on February 11, 2008.

MAXTOR CORPORATION

By	*
William D. Watkins
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of Maxtor Corporation and in the capacities indicated on February 11, 2008.

Signature	Title	Date

* William D. Watkins	Chief Executive Officer (Principal Executive Officer) and Director	February 11, 2008

/S/ CHARLES C. POPE Charles C. Pope	Chief Financial Officer (Principal Financial and Accounting Officer) and Director	February 11, 2008

/S/ DAVE WICKERSHAM Dave Wickersham	President	February 11, 2008

* By:	/S/ CHARLES C. POPE
Charles C. Pope Attorney-in-Fact

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